FULL RECOURSE PROMISSORY NOTE

$150,000.00

June 30, 2013
Houston, Texas

FOR VALUE RECEIVED **HARRY FLEMING** ("Maker"), promises to pay to the order Northstar Healthcare Acquisitions, LLC, ("Holder"), the principal sum of ONE HUNDRED FIFTY THOUSAND and 0/100 DOLLARS ($150,000.00), in lawful money of the United States, together with interest on the unpaid principal balance of this promissory note ("Note"), from the date hereof, at the rate set forth herein.

WHEREAS, Holder's parent company, Northstar Healthcare, Inc. (the "Company"), is listed on the TSX and is subject to regulations and limitations regarding the number of shares available in its stock incentive plans; and

WHEREAS, Maker, an insider of the Company, was previously issued 500,000 stock options as part of his compensation package; and

WHEREAS, the Company is limited in available options for future key employees; and

NOW THEREFORE, Maker has agreed to exercise his stock options which in turn will free up 500,000 stock options that will be available for the compensation packages of planned new hires. The Company has agreed to take back a note from Maker as consideration for such exercise upon the terms and conditions as set forth below:

1. Interest.

    a) Interest will accrue on the principal balance of this Note at the rate of 5.5% per annum.

    b) Interest will be calculated at a daily rate equal to 1/360th of the annual percentage rate that this Note bears, based on the actual number of days elapsed.

    c) Accrued interest shall be paid annually on the 1st of July of each successive year.

2. Maturity Date. The unpaid principal balance together with all accrued but unpaid interest and other outstanding amounts on this Note are due and payable in full on or before June 30, 2017.

3. Prepayment. Maker may prepay the principal of this Note in whole or in part, at any time, or from time to time, without penalty or premium, and interest will immediately cease to accrue on any amount so prepaid.

4. Default and Remedies.

    a. Default. Maker will be in default under this Note if (i) Maker fails to make a payment of principal and/or interest hereunder when due, or (ii) Maker breaches any other covenant or agreement under this Note.

b. Remedies. Upon Maker's default, Holder may (i) upon fifteen (15) days' written notice to Maker, declare the entire principal sum and all accrued and unpaid interest hereunder immediately due and payable and (ii) exercise any and all remedies provided under applicable law. Maker accepts and agrees that this Note is a full recourse Note and that Holder may exercise any and all remedies available to it under law.

c. Notice and Cure. Upon receipt of Notice of Default, the Maker shall have ten (10) days to cure the default.

5. Bankruptcy. If Maker files a bankruptcy petition, a bankruptcy petition is filed against Maker, or Maker makes a general assignment for the benefit of creditors, then the entire outstanding principal balance together with all accrued but unpaid interest and other outstanding amounts on this Note will automatically be due and payable immediately.

6. Maximum Rate. All agreements between Maker and Holder, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency or event whatsoever, whether by reason of demand or otherwise, will the interest contracted for, charged, received, paid or agreed to be paid to Holder exceed interest computed at the Maximum Rate (as defined below). If, from any circumstance whatsoever, interest would otherwise be payable to Holder in excess of interest computed at the Maximum Rate, the interest payable to Holder will be reduced to interest computed at the Maximum Rate and the rate of interest charged under this Note will not be reduced below the Maximum Rate until the total amount of interest accrued from and after the date of this Note equals the amount of interest which would have accrued if the interest rate had at all times been in effect; and if from any circumstance Holder ever receives anything of value deemed interest by applicable law in excess of interest computed at the Maximum Rate, an amount equal to any excessive interest will be applied to the reduction of the principal hereof and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal hereof, such excess will be refunded to Maker. All interest paid or agreed to be paid to Holder will, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period until payment in full of the principal (including the period of any renewal or extension hereof) so that the interest hereon for such full period will not exceed interest computed at the Maximum Rate. This paragraph controls all agreements between Maker and Holder. The term "Maximum Rate" means the highest lawful rate of interest applicable to the loan transaction evidenced by this Note taking into account whichever of applicable federal law or Texas law permits the higher rate of interest, and after also taking into consideration all compensation deemed interest under applicable law.

7. Waiver. Except as expressly otherwise provided for herein, Maker hereby waives demand, presentment, presentment for payment, notice of intent to demand, notice of nonpayment, notice of dishonor, diligence in collecting, grace, notice (including notice of intent to accelerate and notice of acceleration) and protest and consents to all partial payments.

8. Cumulative Rights. No delay on the part of Holder in the exercise of any power or right under this Note, any related agreement, or applicable law will operate as a waiver thereof, nor will a single or partial exercise of any power or right preclude other or further exercise thereof or exercise of any other power or right.

9. Attorneys' Fees and Costs. If this Note or any part hereof is not paid when due and the same is

placed in the hands of an attorney for collection, or if this Note is collected by suit or through bankruptcy, probate or other proceedings, Maker agrees to pay the actual attorneys' fees and expenses of Holder, together with all actual expenses of collection and litigation and costs of court incurred by Holder.

10. Notices and Demand. Any notice or demand to be given hereunder will be in writing, will be sent to the Holder's or Maker's address, as the case may be, as specified in the first paragraph hereof, and will be deemed received (i) on the earlier of the date of receipt or the date three (3) business days after deposit of such notice in the United States mail, if sent postage prepaid, certified mail, return receipt requested or (ii) when actually received, if personally delivered.

11. Successors and Assigns. This Note and all of the covenants, promises and agreements contained herein are binding upon and inure to the benefit of Maker and Holder and their respective executors, administrators, successors and assigns. Furthermore, the term "Maker" includes any and all endorsers, guarantors and sureties hereof, if any and the term "Holder" includes any subsequent holder of this Note. Maker may not assign this Note or delegate any obligations under this Note without the prior written consent of Holder. Any purported assignment of this Note by Maker without such consent is void.

12. Amendment and Waiver. This Note may be amended and any provision of this Note may be waived only if such amendment or waiver is set forth in a writing executed by Maker and Holder. No course of dealing between or among any persons having any interest in this Note will be effective to modify, amend or discharge any part of this Note or any rights or obligations of Maker or Holder under or by reason of this Note.

13. Miscellaneous. The headings in this Note are for purposes of reference only and do not limit or define the meaning hereof. In the event that any provision of this Note shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto. TIME IS OF THE ESSENCE OF THIS NOTE.

14. GOVERNING LAW. THIS NOTE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES APPLICABLE TO TRANSACTIONS IN TEXAS, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION (WHETHER OF THE STATE OF TEXAS OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAT THE STATE OF TEXAS.

15. JURISDICTION AND VENUE. HOLDER, BY ACCEPTANCE OF THIS NOTE, AND MAKER AGREE THAT JURISDICTION AND VENUE IN ANY ACTION BROUGHT BY MAKER OR HOLDER PURSUANT TO THIS NOTE WILL EXCLUSIVELY LIE IN ANY FEDERAL OR STATE COURT LOCATED IN HARRIS COUNTY, TEXAS. EACH OF HOLDER, BY ACCEPTANCE OF THIS NOTE, AND MAKER IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY WITH RESPECT TO SUCH ACTION. HOLDER, BY ACCEPTANCE OF THIS NOTE, AND MAKER IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN SUCH COURT, AND HEREBY WAIVE ANY OBJECTION OR DEFENSE THAT SUCH COURT IS AN IMPROPER OR IN CONVENIENT FORUM FOR THE RESOLUTION OF SUCH ACTION.

16. WAIVER OF JURY TRIAL. HOLDER, BY ACCEPTANCE OF THIS NOTE, AND MAKER, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF EITHER OF THEM. NEITHER HOLDER NOR MAKER SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY EITHER HOLDER OR MAKER EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY EACH OF THEM.

17. FINAL AGREEMENT. THIS NOTE, AND ANY OTHER DOCUMENTS EXECUTED IN CONNECTION WITH THE DISBURSEMENT OF FUNDS EVIDENCED BY THIS NOTE REPRESENT THE FINAL AGREEMENT BETWEEN MAKER AND HOLDER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF MAKER AND HOLDER. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN MAKER AND HOLDER.

MAKER:

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HARRY FLEMING